Exhibit 11
                             THERMOLASE CORPORATION

                        Computation of Earnings Per Share

                                                        Nine            Year
                                 Year Ended         Months Ended       Ended
                            ----------------------  ------------     --------
                            Sept. 28,    Sept. 30,    Sept. 30,      Dec. 31,
                                 1996         1995         1995          1994
   --------------------------------------------------------------------------
                                       (Unaudited)
   Computation of
     Primary Earnings
     (Loss) per Share
     Before Cumulative
     Effect of Change
     in Accounting
     Principle:

   Income (Loss) Before
     Cumulative Effect of
     Change in Accounting
     Principle (a)        $(1,386,000)$(1,675,000)  $(1,679,000)  $     6,000
                          ----------- -----------   -----------   -----------
   Shares:
     Weighted average
       shares outstanding  40,353,128  37,880,121    38,004,971    34,670,262

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)             -           -             -     1,096,690
                          ----------- -----------   -----------   -----------

   Weighted average
     shares outstanding,
     as adjusted (b)       40,353,128  37,880,121    38,004,971    35,766,952
                          ----------- -----------   -----------   -----------
   Primary Earnings
     (Loss) per Share
     Before Cumulative
     Effect of Change
     in Accounting
     Principle (a) / (b)  $      (.03)$      (.04)  $      (.04)  $         -
                          =========== ===========   ===========   ===========
PAGE
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                                                                    Exhibit 11
                             THERMOLASE CORPORATION

                        Computation of Earnings Per Share

                                                        Nine            Year
                                 Year Ended         Months Ended       Ended
                            ----------------------  ------------     --------
                            Sept. 28,    Sept. 30,    Sept. 30,      Dec. 31,
                                 1996         1995         1995          1994
   --------------------------------------------------------------------------
                                       (Unaudited)

   Computation of
     Primary Earnings
     (Loss) per Share:

   Net Income (Loss) (c)  $(1,386,000)$(1,675,000)  $(1,679,000)  $    15,000
                          ----------- -----------   -----------   -----------
   Shares:
     Weighted average
       shares outstanding  40,353,128  37,880,121    38,004,971    34,670,262

     Add: Shares issuable
          from assumed
          exercise of
          options (as
          determined by
          the application
          of the treasury
          stock method)             -           -             -     1,096,690
                          ----------- -----------   -----------   -----------
   Weighted average
     shares outstanding,
     as adjusted (d)       40,353,128   37,880,121   38,004,971    35,766,952
                          ----------- ------------  -----------   -----------

   Primary Earnings (Loss)
     per Share (c) / (d)  $      (.03)$      (.04)  $      (.04)  $         -
                          =========== ===========   ===========   ===========